EXHIBIT 99.1

Harrow Health Announces First Quarter 2022 Financial Results

Seventh Consecutive Quarter of Record Results

Highlights for First Quarter 2022:

●	Record revenues of $22.1 million, up 43% over $15.4 million for the prior-year quarter
●	Record gross profit of $16.2 million, up 38% over $11.7 million for the prior-year quarter
●	Record number of 689,000 product units shipped, up 72% from the prior-year quarter
●	Cash and cash equivalents of $42.0 million as of March 31, 2022

NASHVILLE, Tenn., May 5, 2022 – Harrow Health, Inc. (NASDAQ: HROW), an ophthalmic-focused healthcare company, today announced results for the first quarter ended March 31, 2022. The Company also posted its first quarter Letter to Stockholders and corporate presentation to the “Investors” section of its website, harrowinc.com.

“Our first quarter financial and operational results, combined with our internal forecasts and the opportunities we are currently pursuing, have validated our belief that 2022 would be a ‘break-out’ year for Harrow,” said Mark L. Baum, CEO of Harrow Health. “We had a tremendous start to 2022, continuing the momentum from 2021 and the consistent record-breaking quarters our team delivered. Our first quarter results, reported today, represent our seventh consecutive quarter of record financial results, including a 43% increase in year-over-year revenues and a nearly 10% increase from the sequential quarter.

“We see ongoing organic growth in our core business; and in addition to the other value drivers identified in our Letter to Stockholders we published today, Harrow stockholders can count on our team being ready to launch AMP-100 as we approach a potential commercial launch during the first half of 2023, assuming we receive FDA approval on our PDUFA target action date of October 16, 2022.

“We remain confident in Harrow’s future as we implement our growth plan, build a profitable business, and serve our customers with products and services that are being chosen by an ever-expanding group of leading U.S. ophthalmologists, optometrists, hospitals, and ambulatory surgery centers, which has allowed us to continue to take an increasing share of the market for several large categories of ophthalmic pharmaceutical products in the United States.”

First quarter figures of merit:

	For the Three Months Ended March 31,
	2022	2021
Total revenues	$22,120,000	$15,443,000
Gross margin	73%	76%
Core gross margin(1)	75%	76%
Net (loss) income	(2,438,000)	217,000
Core net income(1)	713,000	2,444,000
Adjusted EBITDA(1)	4,940,000	4,276,000
Diluted net (loss) income per share	(0.09)	0.01
Core diluted net income per share(1)	0.03	0.09

(1)	Core gross margin, core net income, and core diluted net income per share (“Core Results”), and Adjusted EBITDA are non-GAAP measures. For additional information, including a reconciliation of such Core Results and Adjusted EBITDA to the most directly comparable measures presented in accordance with GAAP, see the explanation of non-GAAP measures and reconciliation tables in the financial tables section.

HROW Announces First Quarter 2022 Financial Results Page 2 May 5, 2022

Conference Call and Webcast

The Company’s management team will host a conference call and live webcast today at 4:45 p.m. Eastern Time to discuss the results and provide a business update. To participate in the call, see details below:

Conference Call Details:
Date:	Thursday, May 5, 2022
Time:	4:45 p.m. Eastern time
Participant Dial-in:	1-833-953-2434 (U.S.) 1-412-317-5763 (International)
Replay Dial-in (Passcode 9985794): (telephonic replay through May 12, 2022)	1-877-344-7529 (U.S.) 1-412-317-0088 (International)
Webcast: (online replay through August 5, 2022)	harrowinc.com

About Harrow Health

Harrow Health, Inc. (NASDAQ: HROW) is an ophthalmic-focused healthcare company. The Company owns and operates ImprimisRx, one of the nation’s leading ophthalmology-focused pharmaceutical businesses, and Visionology, a direct-to-consumer eye care subsidiary focused on chronic vision care. Harrow Health also holds non-controlling equity positions in Eton Pharmaceuticals, Surface Ophthalmics and Melt Pharmaceuticals, all of which started as Harrow Health subsidiaries, and owns royalty rights in four clinical-stage drug candidates being developed by Surface Ophthalmics and Melt Pharmaceuticals. For more information about Harrow Health, please visit the Investors section of the corporate website, harrowinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward-looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include the continued impact of the COVID-19 pandemic and any future health epidemics on our financial condition, liquidity and results of operations; our ability to make commercially available our FDA-approved products and compounded formulations and technologies in a timely manner or at all; market acceptance of the Company’s products and challenges related to the marketing of the Company’s products; risks related to our pharmacy operations; our ability to enter into other strategic alliances, including arrangements with pharmacies, physicians and healthcare organizations for the development and distribution of our products; our ability to obtain intellectual property protection for our assets; our ability to accurately estimate our expenses and cash burn, and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential market for our technologies and products; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. These and additional risks and uncertainties are more fully described in Harrow Health’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Harrow Health undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact:

Jamie Webb, Director of Communications and Investor Relations

jwebb@harrowinc.com

615-733-4737

HROW Announces First Quarter 2022 Financial Results Page 3 May 5, 2022

HARROW HEALTH, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2022 (unaudited)	March 31, 2021
ASSETS
Cash and cash equivalents	$41,948,000	$42,167,000
All other current assets	20,367,000	18,495,000
Total current assets	62,315,000	60,662,000
All other assets	35,280,000	37,667,000
TOTAL ASSETS	$97,595,000	$98,329,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	9,182,000	9,722,000
Senior April 2026 Notes, net of discount	71,847,000	71,654,000
All other liabilities	6,830,000	6,022,000
TOTAL LIABILITIES	87,859,000	87,398,000
TOTAL STOCKHOLDERS’ EQUITY	9,736,000	10,931,000
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$97,595,000	$98,329,000

HARROW HEALTH, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2022	2021
Total revenues	$22,120,000	$15,443,000
Cost of sales	5,963,000	3,770,000
Gross profit	16,157,000	11,673,000
Selling, general and administrative	13,398,000	8,164,000
Research and development	658,000	592,000
Total operating expenses	14,056,000	8,756,000
Income from operations	2,101,000	2,917,000
Total other expense, net	4,539,000	2,700,000
Income taxes	-	-
Total net (loss) income	$(2,438,000)	$217,000
Net (loss) income per share of common stock, basic	$(0.09)	$0.01
Net (loss) income per share of common stock, diluted	$(0.09)	$0.01

HARROW HEALTH,

INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

	For the Three Months Ended March 31,
	2022	2021
Net cash provided by (used in):
Operating activities	$967,000	$3,208,000
Investing activities	(410,000)	(224,000)
Financing activities	(776,000)	(781,000)
Net change in cash and cash equivalents	(219,000)	2,203,000
Cash, cash equivalents and restricted cash at beginning of the period	42,167,000	4,301,000
Cash, cash equivalents and restricted cash at end of the year	$41,948,000	$6,504,000

HROW Announces First Quarter 2022 Financial Results Page 4 May 5, 2022

Non-GAAP Figures

In addition to the Company’s results of operations determined in accordance with U.S. generally accepted accounting principles (GAAP), which are presented and discussed above, management also utilizes Adjusted EBITDA and Core Results, unaudited financial measures that are not calculated in accordance with GAAP, to evaluate the Company’s financial results and performance and to plan and forecast future periods. Adjusted EBITDA and Core Results are considered “non-GAAP” financial measures within the meaning of Regulation G promulgated by the SEC. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results, provides a more complete understanding of the Company’s results of operations and the factors and trends affecting its business. Management believes Adjusted EBITDA and Core Results provide meaningful supplemental information regarding the Company’s performance because (i) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making; (ii) they exclude the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the Company’s core operating performance; and (iii) they are used by institutional investors and the analyst community to help analyze the Company’s results. However, Adjusted EBITDA, Core Results, and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the Company and the way they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the Company’s competitors.

Adjusted EBITDA

The Company defines Adjusted EBITDA as net (loss) income attributable to Harrow Health, Inc., excluding the effects of stock-based compensation and expenses, interest, taxes, depreciation, amortization, investment loss, net, gain or forgiveness of debt, and, if any and when specified, other non-recurring income or expense items. Management believes that the most directly comparable GAAP financial measure to Adjusted EBITDA is net (loss) income attributable to Harrow Health, Inc. Adjusted EBITDA has limitations and should not be considered as an alternative to gross profit or net (loss) income as a measure of operating performance or to net cash provided by (used in) operating, investing, or financing activities as a measure of ability to meet cash needs.

The following is a reconciliation of Adjusted EBITDA, a non-GAAP measure, to the most comparable GAAP measure, net (loss) income, for the three months ended March 31, 2022, and for the same period in 2021:

HARROW HEALTH, INC.

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA

	For the Three Months Ended March 31,
	2022	2021
GAAP net (loss) income	$(2,438,000)	$217,000
Stock-based compensation and expenses	2,016,000	855,000
Interest expense, net	1,792,000	513,000
Income taxes	-	-
Depreciation	419,000	464,000
Amortization of intangible assets	404,000	40,000
Investment loss, net	2,747,000	4,154,000
Gain on forgiveness of debt(1)	-	(1,967,000)
Adjusted EBITDA	$4,940,000	$4,276,000

(1)	Gain on forgiveness of Paycheck Protection Program loan administered by the U.S. Small Business Administration.

HROW Announces First Quarter 2022 Financial Results Page 5 May 5, 2022

Core Results

Harrow Health Core Results, including core gross margin, core net income, core operating income, core EPS (basic and diluted), and core operating margin, exclude all amortization and impairment charges of intangible assets, excluding software development costs, net gains and losses on investments and equity securities, including equity method gains and losses and equity valued at fair value through profit and loss (“FVPL”), and gains/losses on forgiveness of debt. In other periods, Core Results may also exclude fair value adjustments of financial assets in the form of options to acquire a company carried at FVPL, obligations related to product recalls, certain acquisition related items, the integration and divestment related income and expenses, divestment gains and losses, restructuring charges/releases and related items, legal related items, gains/losses on early extinguishment of debt or debt modifications, impairments of property, plant and equipment and software, as well as income and expense items that management deems exceptional and that are or are expected to accumulate within the year to be over a $100,000 threshold.

The following is a reconciliation of Core Results, a non-GAAP measure, to the most comparable GAAP measure for the three months ended March 31, 2022, and for the same period in 2021:

	For the Three Months Ended March 31, 2022
	GAAP Results	Amortization of Certain Intangible Assets	Investment Losses	Core Results
Gross profit	$16,157,000	$341,000	$-	$16,498,000
Core gross margin	73%			75%
Operating income	2,101,000	404,000	-	2,505,000
(Loss) income before taxes	(2,438,000)	404,000	2,747,000	713,000
Taxes	-	-	-	-
Net (loss) income	(2,438,000)	404,000	2,747,000	713,000
Basic EPS ($)(1)	(0.09)	-	-	0.03
Diluted EPS ($)(1)	(0.09)	-	-	0.03
Operating margin	9%	-	-	11%
Weighted average number of shares of common stock outstanding, basic	27,226,819	-	-	27,226,819
Weighted average number of shares of common stock outstanding, diluted	27,226,819	-	-	28,317,740

		For the Three Months Ended March 31, 2021
	GAAP Results	Amortization of Certain Intangible Assets	Investment Losses	Gain on Forgiveness of Debt	Core Results
Gross profit	$11,673,000	$-	$-	$-	$11,673,000
Gross margin	76%	-	-	-	76%
Operating income	2,917,000	40,000	-	-	2,957,000
(Loss) income before taxes	217,000	40,000	4,154,000	(1,967,000)	2,444,000
Taxes	-	-	-	-	-
Net (loss) income	217,000	40,000	4,154,000	(1,967,000)	2,444,000
Basic EPS ($)(1)	0.01	-	-		0.09
Diluted EPS ($)(1)	0.01	-	-		0.09
Operating margin	19%	-	-		19%
Weighted average number of shares of common stock outstanding, basic	26,019,255	-	-		26,019,255
Weighted average number of shares of common stock outstanding, diluted	27,480,622	-	-		27,480,622

(1)	Core basic earnings per share is calculated using the weighted average number of shares of common stock outstanding during the period. Core diluted earnings per share also contemplate dilutive shares associated with equity-based awards and warrants as described in Note 2 and elsewhere in the Condensed Consolidated Interim Financial Statements filed with the Company’s Quarterly Report on Form 10-Q.